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                          AGREEMENT AND PLAN OF MERGER


                                  by and among


                         GOLDMAN INDUSTRIAL GROUP, INC.,


                            BRONZE ACQUISITION CORP.


                                       and


                            BRIDGEPORT MACHINES, INC.


                                   dated as of


                                 April 23, 1999


                          =============================

                           AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of April 23, 1999, by and among GOLDMAN INDUSTRIAL GROUP, INC., a Delaware corporation ("Parent"), BRONZE ACQUISITION CORP., a Delaware corporation and a wholly-owned Subsidiary of Parent ("Merger Sub"), and BRIDGEPORT MACHINES, INC., a Delaware corporation (the "Company").

         WHEREAS, the Board of Directors of each of Parent, Merger Sub and the Company have approved, and deem it advisable and in the best interests of their respective stockholders to consummate, the acquisition of the Company by Parent and Merger Sub pursuant to a merger (the "Merger") of the Merger Sub with and into the Company upon the terms and subject to the conditions set forth herein;

         WHEREAS, also in furtherance of such acquisition, the Board of Directors of each of Parent, Merger Sub and the Company have approved this Agreement and the Merger in accordance with the General Corporation Law of the State of Delaware, and upon the terms and subject to the conditions set forth herein;

         WHEREAS, the Board of Directors of the Company has determined that the per share consideration to be paid for the issued and outstanding shares of Common Stock, $.01 par value, of the Company (the "Shares") in the Merger is fair to the holders of such Shares and has resolved to recommend that the holders of such Shares approve and adopt this Agreement and the Merger upon the terms and subject to the conditions set forth herein;

         WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger; and

         WHEREAS, as a condition and inducement to Parent's and Merger Sub's entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, Parent, Merger Sub and the Company are entering into Voting Agreements (collectively, the "Voting Agreement") with Textron Inc., Lehman LBO Inc., State of Delaware Employees Retirement Fund, Joseph E. Clancy and Dan L. Griffith. (collectively, the "Principal Stockholders"), pursuant to which, among other things, the Principal Stockholders have agreed to grant Parent a proxy with respect to the voting of the Shares over which they have voting control, all upon the terms and subject to the conditions set forth in the Voting Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I
                                   THE MERGER

1.1      The Merger.

              (a) Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2 hereof), the Company and Merger Sub shall consummate the Merger pursuant to which (a) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease and (b) the Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the Laws of the State of Delaware.

              (b) Pursuant to the Merger, (x) the Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation"), as in effect immediately prior to the Effective Time, shall be the initial certificate of incorporation of the Surviving Corporation and (y) the by-laws of the Company (the "By-laws"), as in effect immediately prior to the Effective Time, shall be the initial By-laws of the Surviving Corporation, each until thereafter changed or amended as provided therein or by applicable law. The Merger shall have the effects specified in the Delaware General Corporation Law (the "DGCL").

              (c) The directors of Merger Sub at the Effective Time shall be the initial directors of the Surviving Corporation until their respective successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and by-laws. The officers of the Merger Sub at the Effective Time shall be the initial officers of the Surviving Corporation until their respective successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and by-laws.

         1.2 Effective Time. Parent, Merger Sub and the Company will cause a certificate of merger, or, if applicable, a certificate of ownership and merger (as applicable, the "Certificate of Merger"), to be executed and filed on the date of the Closing (as defined in Section 1.3) (or on such other date as Parent and the Company may agree) with the Secretary of State of the State of Delaware (the "Secretary of State") as provided in the DGCL. The Merger shall become effective on the date on which the Certificate of Merger has been duly filed with the Secretary of State or such time as is agreed upon by the parties and specified in the Certificate of Merger, and such time is hereinafter referred to as the "Effective Time."

         1.3 Closing. The closing of the Merger (the "Closing") shall take place at 10:00 a.m., local time, on a date to be specified by the parties, which shall be no later than the third business day after satisfaction or waiver of all of the conditions set forth in Article VI hereof (the "Closing Date"), at the offices of Brown, Rudnick, Freed & Gesmer, One Financial Center, Boston, Massachusetts 02111, unless another date or place is agreed to in writing by the parties hereto.

         1.4      Stockholders' Meeting and Proxy Statement.

         (a) The Company shall prepare, in consultation with Parent, and the Company shall file with the SEC under the Exchange Act, subject to the other provisions of this Agreement, proxy materials for the purpose of soliciting proxies from holders of the Shares to vote in favor of the adoption of this Agreement and the approval of the Merger at a meeting of the stockholders of the Company to be called and held for such purpose (the "Special Meeting"). Such proxy materials shall be used for the purpose of soliciting such proxies from holders of the Shares (such proxy statement, together with any accompanying letter to stockholders, notice of meeting and form of proxy, shall be referred to herein as the "Proxy Statement"). Parent and the Merger Sub shall furnish to the Company all information concerning Parent and the Merger Sub as the Company may reasonably request in connection with the preparation of the Proxy Statement. Parent and its counsel shall be given an opportunity to review and comment on the Proxy Statement prior to its filing with the SEC. The Company, in consultation with Parent, shall promptly respond to any SEC comments on the Proxy Statement and shall otherwise use reasonable best efforts to resolve as promptly as practicable all SEC comments thereon.

         (b) A copy of the opinion of Lehman Brothers Inc. as to the fairness of the Merger Consideration shall be delivered by the Company to Parent as of the execution of this Agreement.

         (c) Promptly following the resolution of all SEC comments on the Proxy Statement, the Company shall distribute the Proxy Statement to its stockholders and, pursuant thereto, shall call the Special Meeting in accordance with the DGCL and subject to the other provisions of this Agreement, solicit proxies from the stockholders of the Company to vote in favor of the adoption of this Agreement and the approval of the Merger at the Special Meeting.

         (d) The Company shall comply with all applicable provisions of and rules under the Exchange Act and all applicable provisions of the DGCL in the preparation, filing and distribution of the Proxy Statement, the solicitation of proxies thereunder, and the calling and holding of the Special Meeting.

         (e) Except as otherwise provided herein, the Company, acting through its Board of Directors, shall include in the Proxy Statement the recommendation of its Board of Directors that the stockholders of the Company vote in favor of the adoption of this Agreement and the approval of the Merger, and shall otherwise use reasonable best efforts to obtain the requisite vote of the holders of the Shares pursuant to the DGCL and the Company's Certificate of Incorporation in order to consummate the Merger.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

2.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any Shares or any shares of capital stock of Merger Sub:

         (a) Merger Sub Capital Stock. Each issued and outstanding share of Common Stock of Merger Sub shall be converted into and become one fully paid and
nonassessable  share  of  common  stock  of  the  Surviving   Corporation.  \

         (b) Cancellation of Treasury Stock and Merger Sub-Owned Stock. All Shares that are owned by the Company or any Subsidiary of the Company and any Shares owned by Parent, Merger Sub or any Subsidiary of Parent or Merger Sub shall be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

         (c) Exchange of Shares. Each issued and outstanding Share (other than Shares to be cancelled in accordance with Section 2.1 (b) and any Shares which are held by stockholders exercising appraisal rights pursuant to Section 262 of the DGCL ("Dissenting Stockholders")) shall be converted into the right to receive $10.00 per share in cash, payable to the holder thereof, without interest (the "Merger Consideration"), upon surrender of the certificate formerly representing such Share in the manner provided in Section 2.2. All such Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with Section 2.2, without interest, or the right, if any, to receive payment from the Surviving Corporation of the "fair value" of such Shares as determined in accordance with
Section 262 of the DGCL.

2.2      Exchange of Certificates.

         (a) Paying Agent. Prior to the Effective Time, Parent shall designate a bank, trust company or other Person, reasonably acceptable to the Company, to act as agent for the holders of the Shares in connection with the Merger (the "Paying Agent") to receive the funds to which holders of the Shares shall become entitled pursuant to Section 2.l(c). At the Effective Time, Parent shall deposit with the Paying Agent funds in an amount sufficient for the payment of the Merger Consideration as provided herein. All interest earned on such funds shall be paid to Parent.

         (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding

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
Shares (the "Certificates"), whose Shares were converted pursuant to Section 2.1 into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, Parent shall cause the Paying Agent to pay to the holder of such Certificate in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate and the Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and any other taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Section 2.2. The right of any stockholder to receive the Merger Consideration shall be subject to and reduced by any applicable federal backup withholding obligation.

         (c) Transfer Books; No Further Ownership Rights in the Shares. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of the Shares on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of the Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable Law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

         (d) Termination of Fund; No Liability. At any time following six months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation or the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

         2.3 Dissenters' Rights. Notwithstanding anything in this Agreement to the contrary, if any Dissenting Stockholder shall demand to be paid the "fair value" of such holder's Shares, as provided in Section 262 of the DGCL, such Shares shall not be converted into or be exchangeable for the right to receive the Merger Consideration except as provided in this Section 2.3 and the Company shall give Parent notice thereof and Parent shall have the right to participate in all negotiations and proceedings with respect to any such demands. Neither the Company nor the Surviving Corporation shall, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. If any Dissenting Stockholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the Shares held by such Dissenting Stockholder shall thereupon be treated as though such Shares had been converted into the Merger Consideration pursuant to Section 2.1.

         2.4 Transfer of Shares After the Effective Time. No transfer of Shares shall be made on the stock transfer books of the Surviving Corporation at or after the Effective Time.

         2.5 Stock Options . The Company shall use its reasonable efforts to provide that, immediately prior to the Effective Time, each then outstanding option to purchase Shares (in each case, an "Option"), whether or not then exercisable, shall be returned to and cancelled by the Company and in consideration of such return and cancellation and except to the extent that Parent or Merger Sub and the holder of any such Option otherwise agrees, as soon as reasonably practicable after the Effective Time, Parent shall cause the Paying Agent to pay to the holders of the Options which have been returned and cancelled to the satisfaction of Parent an amount in respect thereof equal to the product of (A) the excess, if any, of the Merger Consideration over the exercise price of each such Option and (B) the number of Shares previously subject to the Option immediately prior to its cancellation (such payment to be net of withholding taxes and without interest). The Company shall use its reasonable efforts to cause the holders of such Options to consent to the transactions contemplated by this Section 2.5, prior to the Effective Time. At the Effective Time, Parent shall deposit with the Paying Agent funds in an amount sufficient for the payment provided herein. All interest on such funds shall be paid to Parent.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and Merger Sub as follows:

         3.1 Organization, Standing and Corporate Power. Each of the Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as is now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect on the Company. The Company has delivered to Parent complete and correct copies of the certificate of incorporation of the Company and by-laws of the Company, in each case as amended to the date of this Agreement, and has delivered the certificates of incorporation and by-laws or other comparable organizational documents of its Subsidiaries in each case as amended as of the date of this Agreement. The respective certificates of incorporation and by-laws or other comparable organizational documents of the Subsidiaries of the Company do not contain any provision limiting or otherwise restricting the ability of the Company to control such Subsidiaries.

         3.2      Subsidiaries.

                  (a) Exhibit 21 to the Company's Annual Report on Form 10-K for the fiscal year ended March 28, 1998 and Schedule 3.2 of the disclosure schedule delivered by the Company to Parent at or prior to the execution of this Agreement (the "Company Disclosure Schedule") together include all of the Subsidiaries of the Company. Except as set forth in Schedule 3.2 of the Company Disclosure Schedule, all of the outstanding shares of capital stock of, or other equity interests in, each Subsidiary of the Company have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of all Liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests).

                  (b) The Company does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other entity (including through joint ventures or partnership arrangements) other than (i) the Subsidiaries of the Company, (ii) as disclosed in Schedule 3.2 of the Company Disclosure Schedule and (iii) investments in publicly traded securities constituting less than five percent of the outstanding equity of the issuing entity.

         3.3 Capital Structure. The authorized capital stock of the Company consists of 13,000,000 Shares and 2,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Shares"). As of the date hereof, (i) 5,568,104 Shares were issued and outstanding and no Preferred Shares were issued and outstanding, (ii) 255,998 Shares were reserved for issuance upon exercise of outstanding Options pursuant to the 1994 Stock Option Plan and (iii) 46,500 Shares were reserved for issuance upon exercise of outstanding Options pursuant to the 1994 Non-Employee Director Stock Option Plan. Except as set forth above or on Schedule 3.3 of the Company Disclosure Schedule, as of the date of this
Agreement: (i) no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding; (ii) there are no stock appreciation rights, phantom stock units, restricted stock grants, contingent stock grants or Benefit Plans which grant awards of any of the foregoing, and there are no other outstanding contractual rights to which the Company is a party the value of which is based on the value of Shares; (iii) all outstanding shares of capital stock of the Company are, and all of the

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
Shares which may be exchanged for the Merger Consideration in the Merger will be, when so exchanged, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights; and (iv) there are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above, as of the date of this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as set forth in Schedule 3.3 of the Company Disclosure Schedule, there are no programs in place, nor any outstanding contractual obligations of the Company or any of its Subsidiaries, to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries.


         3.4 Authority; Noncontravention; Company Action. The Company has the requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement by the holders of a majority of the outstanding Shares, to consummate the Merger contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to approval of this Agreement by the holders of a majority of the outstanding Shares. The Board of Directors of the Company has unanimously approved this Agreement and the Merger for purposes of Section 203 of the DGCL (the "Section 203 Approval"). This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding obligation of Parent and Merger Sub, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' fights generally and (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Except as set forth in Schedule 3.4 of the Company Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the Transactions contemplated by this Agreement including the execution and delivery of the Voting Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under,
(i) the Certificate of Incorporation or By-laws of the Company or the comparable charter or organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture,

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
lease or other agreement, instrument or Permit applicable to the Company or any of its Subsidiaries or their respective properties or assets or (iii) any Law applicable to the Company or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults, rights or Liens that, individually or in the aggregate, would not (x) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (y) have a Material Adverse Effect on the Company. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Transactions contemplated by this Agreement, except for (i) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing with the SEC of (x) a preliminary Proxy Statement, (y) a definitive Proxy Statement and (z) such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the Transactions contemplated by this Agreement, (iii) the filing of the Certificate of Merger with the Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iv) as may be required by any applicable state securities or "blue sky" Laws, (v) such filings as may be required under the Connecticut Transfer Act, Conn. Gen. Stat. ss.ss.22a-134 et seq. and (vi) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, (x) impair, in any material respect, the ability of the Company to perform its obligations under this Agreement or (y) have a Material Adverse Effect on the Company.


         3.5 SEC Documents; Financial Statements. The Company has filed all reports, proxy statements, forms, and other documents required to be filed by it with the SEC under the Securities Act and the Exchange Act since March 30, 1996 (the "SEC Documents"). As of their respective dates, (i) the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and (ii) none of the SEC Documents contained at the time of their filing an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents are true and complete and complied at the time of their filing as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in
Schedule 3.5 of the Company  Disclosure  Schedule and except as set forth in the SEC Documents filed and publicly available prior to the date of this Agreement, and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet included in the SEC Documents filed and publicly available prior to the date of this Agreement, neither the Company nor any of its Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a consolidated balance sheet of the Company and its consolidated Subsidiaries or in the notes thereto.

         3.6 Information Supplied. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference in the Proxy Statement, will, on the date the Proxy Statement is first mailed to the Company's stockholders and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. The Proxy Statement will comply as to form in all material respects with the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on written information supplied by Parent or Merger Sub specifically for inclusion or incorporation by reference therein.

         3.7 Absence of Certain Changes or Events. Except as set forth in the SEC Documents or Schedule 3.7 of the Company Disclosure Schedule, since
January 2, 1999, (i) the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course, there has not been any Material Adverse Change in the Company and (ii) neither the Company nor any of its Subsidiaries has amended its Certificate of Incorporation or By-laws; (iii) the Company has not split, combined or reclassified the Shares or any capital stock of any of its Subsidiaries; (iv) neither the Company nor any of its Subsidiaries has declared or set aside or paid any dividend or other distribution payable in cash, stock or property with respect to the Company's capital stock or that of any of its Subsidiaries (other than dividends or advances from a wholly-owned Subsidiary of the Company to its parent or the Company); (v) neither the Company nor any of its Subsidiaries has entered into any employment or severance agreement with any officer, director or key employee of the Company or any of its Subsidiaries; (vi) neither the Company nor any of its Subsidiaries has increased in any manner the compensation or fringe benefits of, or paid any bonus to, any director or officer thereof; and (vii) neither the Company nor any of its Subsidiaries has changed its accounting methods, except as required by GAAP or the SEC.

         3.8      Litigation.  Except  as set  forth  in the  SEC  Documents  or
Schedule 3.8 of the Company Disclosure Schedule or to the extent reserved for as reflected on the Company's financial statements for the year ended March 28, 1998, there are (i) no suits, actions or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, (ii) no complaints, lawsuits, charges or other proceedings pending or, to the knowledge of the Company, threatened in any forum by or on behalf of any present or former employee of the Company or any of its Subsidiaries, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any applicable Law governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, (iii) no judgments, decrees, injunctions or orders of any Governmental Entity or arbitrator outstanding against the Company that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company; and (iv) none of the Intellectual Property Rights is subject to any order, writ, judgment, injunction, decree, determination or award that has, or would have, a Material Adverse Effect on the Company.

         3.9 Absence of Changes in Benefit Plans; SEC Disclosure. Except as disclosed in the SEC Documents or Schedule 3.9 of the Company Disclosure Schedule, there has not been any adoption or material amendment by the Company or any of its Subsidiaries or any ERISA Affiliate (as defined in Section 3.10 hereof) of any Benefit Plan (as defined in Section 3.10 hereof) since March 28, 1998. Except as disclosed in Schedule 3.9 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any formal plan or commitment to create any additional Benefit Plan or modify or change in any material respect any existing Benefit Plan that would affect any employee or terminated employee of the Company or a Subsidiary of the Company. Except as disclosed in Schedule 3.9 of the Company Disclosure Schedule, all employment, consulting, severance, termination, change in control or indemnification agreements, arrangements or understandings between the Company or any of its Subsidiaries and any current or former officer or director of the Company or any of its Subsidiaries which are required to be disclosed in the SEC Documents have been disclosed therein.

         3.10     Employee Benefits; ERISA.

                  (a) Schedule 3.10 of the Company Disclosure Schedule contains a true and complete list of each material bonus, deferred compensation, incentive compensation, stock purchase, stock option, employment, severance or termination pay, health insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, other than a non-material fringe benefit plan, sponsored, maintained or contributed to or required to be contributed to (at any time during the past six years) by the Company or any of its Subsidiaries or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that is a member of a "controlled group" within the meaning of section 4001 of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA") of which the Company or a Subsidiary is a member or which is under "common control" within the meaning of Section 4001 of ERISA, with the Company or a Subsidiary, for the benefit of any employee or terminated employee of the Company, its Subsidiaries or any ERISA Affiliate, whether formal or informal (the "Benefit Plans").

                  (b) With respect to each Benefit Plan, the Company has delivered to Parent a true and complete copy thereof (including all amendments thereto), as well as true and complete copies of the two most recent annual reports, if required under ERISA, with respect thereto; the two most recent actuarial reports, if required under ERISA, with respect thereto; the two most recent reports prepared with respect thereto in accordance with Statement of Financial Accounting Standards No. 87, Employer's Accounting for Pensions; the most recent Summary Plan Description, together with each Summary of Material Modifications, if required under ERISA with respect thereto; if the Benefit Plan is funded through a trust or any third party funding vehicle, the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof; and the most recent determination letter received from the Internal Revenue Service with respect to each Benefit Plan that is intended to be qualified under section 401 of the Internal Revenue Code of 1986, as from time to time amended (the "Code").

                  (c) No Benefit Plan is subject to Section 412 of the Code or Title IV of ERISA.

                  (d) Neither the Company, nor any Subsidiary of the Company, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which the Company or any Subsidiary of the Company, any such trust, or any trustee or administrator thereof, or any party dealing with any Benefit Plan or any such trust could be subject to either a civil penalty assessed pursuant to section 409 or 502(i) of ERISA or a tax imposed pursuant to section 4975 or 4976 of the Code.

                  (e) No Benefit Plan is a "multiemployer pension plan," as such term is defined in section 3(37) of ERISA.


                  (f) Each Benefit Plan which is intended to be "qualified" within the meaning of section 401 (a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under section 501 (a) of the Code and no event has occurred to cause the loss of such qualified or exempt status.

                  (g) Except as set forth in Schedule 3.10 of the Company Disclosure Schedule, no Benefit Plan provides health, death or medical benefits (whether or not insured) with respect to current or former employees of the Company or its Subsidiaries beyond their retirement or other termination of service (other than (a) coverage mandated by applicable Law or (b) benefits the full cost of which is borne by the current or former employee (or his beneficiary)).


                  (h) Except as set forth in Schedule 3.10 of the Company Disclosure Schedule, the consummation of the Transactions contemplated by this Agreement, alone, will not (a) entitle any current or former employee or officer of the Company or any Subsidiary to severance pay, unemployment compensation or any other payment, (b) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer, (c) result in any prohibited transaction described in section 406 of ERISA or section 4975 of the Code for which an exemption is not available, or (d) require the Company or any ERISA Affiliate to fund or make any payments to any trust or other funding vehicle in respect of any Benefit Plan.

                  (i) There are no pending, anticipated or, to the knowledge of the Company, threatened claims by or on behalf of any Benefit Plan, by any employee or beneficiary covered under any such Benefit Plan, or otherwise involving any such Benefit Plan (other than routine claims for benefits).

         3.11     Taxes.

                  Except as set forth on Schedule 3.11 of the Company Disclosure
Schedule:
                  (a) Each of the Company and each of its Subsidiaries has timely filed (or has had timely filed on its behalf) all income Tax Returns and all other material Tax Returns required to be filed by it, and all such Tax Returns are true, complete and correct in all material respects. Each of the Company and each of its Subsidiaries has paid (or has had paid on its behalf) all income Taxes and all other material Taxes due and payable with respect to periods for which Tax Returns were filed (whether or not shown as due on such Tax Returns). The most recent financial statements contained in the SEC Documents reflect adequate reserves in accordance with generally accepted accounting principles for all Taxes not yet paid.

                  (b) Each of the Company and each of its Subsidiaries has complied in all material respects with all applicable Laws relating to the payment and withholding of taxes (including, without limitation, the withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any applicable foreign Laws) and have, within the time and in the manner prescribed by applicable Laws, withheld from employee wages and paid over to the proper Governmental Entity all material amounts required to be so withheld and paid over under all applicable Laws.

                  (c) No deficiencies for any Taxes have been proposed, asserted or assessed (in writing) against the Company or any of its Subsidiaries, (ii) no governmental authority is conducting an audit with respect to income Taxes or any other material Taxes or any Tax Return of the Company or any of its Subsidiaries, (iii) no extension or waiver of the statute of limitations with respect to Taxes or any Tax Return has been granted by the Company or any of its Subsidiaries, which remains in effect, (iv) none of the Company or any of its Subsidiaries is a party to any agreement or arrangement to allocate, share or indemnify another party for Taxes, and (v) there are no Liens for Taxes upon the assets of the Company or any of its Subsidiaries, except for Liens for Taxes not yet due.

                  (d) The Company is not, and has not been, a United States Real Property Holding Corporation (as defined in Section 897(c)(2) of the Code) on any "determination date" (as defined in Section 1.897-2(c) of the Treasury regulations promulgated under the Code).

3.12     No Excess Nondeductible Payments.

                  (a)      Except as set forth in  Schedule  3.12 of the Company
Disclosure Schedule, no amounts payable as a result of the Transactions contemplated by this Agreement under the Benefit Plans or any other plans or arrangements will constitute a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

                  (b) Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or other arrangement which could result in the payment of amounts that could be nondeductible by reason of Section 162(m) of the Code.

         3.13     Compliance with Applicable Laws.

                  Except (i) as set forth in the SEC Documents or Schedule 3.13 of the Company Disclosure Schedule or (ii) where a Material Adverse Effect on the Company would not result, to the knowledge of the Company:

                  (a) The Company and each of its Subsidiaries are presently complying with all applicable Laws, and neither the Company nor any of its Subsidiaries has received written notification of any asserted present or past failure to so comply.

                  (b) Each of the Company and its Subsidiaries has in effect or has timely filed applications for all Permits necessary for it to own, lease or operate its properties and assets and to carry on its business substantially as now conducted, there are no appeals nor any other actions pending to revoke any such Permits, and there has occurred no default or violation under any such Permits.

                  (c) Each of the Company and its Subsidiaries is, and has been, in compliance with all applicable Environmental Laws. There are no circumstances or conditions that would be reasonably likely to prevent or interfere with compliance by the Company or its Subsidiaries in the future with Environmental Laws (or Permits issued thereunder).


                  (d) Neither the Company nor any Subsidiary of the Company has received any written claim, demand, notice, complaint, court order, administrative order or request for information from any Governmental Entity or private party, alleging violation of, or asserting any noncompliance with or liability under or potential liability under, any Environmental Laws, except for matters which are no longer threatened or pending or for which the Company or its Subsidiaries are not subject to further requirements pursuant to an administrative or court order, judgment, or a settlement agreement.

                  (e) During the period of ownership or operation by the Company and its Subsidiaries of any of their respective current or previously owned or leased properties, there have been no Releases of Hazardous Material in, on, under or affecting such properties and none of the Company or its Subsidiaries have disposed of any Hazardous Material or any other substance either on said owned or leased properties or at other properties, in a manner that has led, or could reasonably be anticipated to lead to a Release. Prior to the period of ownership or operation by the Company and its Subsidiaries of any of their respective current or previously owned or leased properties, no Hazardous Material was disposed of at such current or previously owned or leased properties, and there were no Releases of Hazardous Material in, on, under or affecting any such property.


                  (f) Except for leases entered into in the ordinary course of business, as to which no notice of a claim for indemnity or reimbursement has been received by the Company, neither the Company nor any of its Subsidiaries has entered into an agreement that may require it to pay to, reimburse, guarantee, pledge, defend, indemnify, or hold harmless any Person for or against any liabilities, damages or costs under or pursuant to Environmental Laws.


                  (g) Neither the Company nor any of its Subsidiaries has treated, stored or disposed of "hazardous waste", as that term is defined in the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., analogous state Laws, or the regulations promulgated thereunder, such that the Company or any of its Subsidiaries would be required to obtain a Permit under said Laws for such treatment, storage or disposal.


                  (h) The Company has provided to Parent true and correct copies of all environmental studies and reports in its possession, prepared within the last five years, relating to (i) the Company's and its Subsidiaries' compliance with Environmental Laws; (ii) the environmental condition of the Company's and its Subsidiaries' currently owned or leased properties, including, but not limited to, the extent of any on-site contamination at any of such properties, results of investigations at such properties, remedial action plans for such properties, and asbestos surveys; and (iii) the environmental condition of any properties formerly owned or operated by the Company or any of its Subsidiaries, or of any other location at which the Company or any of its Subsidiaries is subject to an environmental claim, including, but not limited to, the extent of any on-site contamination at any such properties, results of investigations at such properties, and remedial action plans at such properties.


                  (i) The Company has provided Parent with true and correct copies of all agreements, except for leases entered into in the ordinary course of business, by and between the Company and any party providing for or relating to the indemnification of, or the indemnification by, the Company for environmental claims (the "Environmental Agreements"), including, but not limited to (i) the Purchase and Sale Agreement dated as of May 7, 1986 by and between the Company and Textron, Inc. and (ii) the Settlement Agreement dated as of June 22, 1994 by and between the Company and Textron, Inc. (such agreements with Textron, Inc. are hereinafter referred to collectively as the "Textron Agreements").

3.14     Intellectual Property.

         (a) Except as set forth on Schedule 3.14(a) of the Company Disclosure Schedule, the Company and/or its Subsidiaries own free and clear of all Liens other than Permitted Liens, or is licensed or otherwise possesses legally enforceable rights to use, all patents and all material trademarks (registered or unregistered) service marks (registered or unregistered), trade names, and copyrights and applications for any of the foregoing, computer software, inventions, designs, know-how and other proprietary rights (collectively, the "Intellectual Property Rights") that are necessary to the business of the Company and its Subsidiaries as currently conducted.

         (b) Schedule 3.14(b) of the Company Disclosure Schedule sets forth a list of all patents, patent applications, registered trademarks, pending trademark applications, registered copyrights and material common law trademarks owned by the Company or any of its Subsidiaries.


         (c) Schedule 3.14(c) of the Company Disclosure Schedule sets forth a list of all material licensing agreements to which the Company or any of its Subsidiaries is a party relating to the use of the Intellectual Property Rights.

         (d) Each of the Company and each of its Subsidiaries owns or has the right to use the Intellectual Property Rights in order to allow it to conduct, and continue to conduct, its business as currently conducted in all material respects, and the consummation of the Transactions contemplated hereby will not alter or impair such ability, except where such alteration or impairment would not have a Material Adverse Effect on the Company.

         (e) Except as set forth on Schedule 3.14(e) of the Company Disclosure Schedule, (i) to the knowledge of the Company and its Subsidiaries, there are no pending oppositions, cancellations, invalidity proceedings, interferences or re-examination proceedings with respect to the Intellectual Property Rights, (ii) to the knowledge of the Company and its Subsidiaries, neither the Company nor any of its Subsidiaries has received any written notice from any other Person pertaining to or challenging the right of the Company or any of its Subsidiaries to use any of the Intellectual Property Rights and (iii) neither the Company nor any of its Subsidiaries has made any claim or has knowledge of a violation or infringement by others of its rights to or in connection with the Intellectual Property Rights which is still pending.

3.15     Properties.

         (a) Each of the Company and each of its Subsidiaries has sufficiently good and valid title to, or an adequate leasehold interest in, its material properties and assets (including the Real Property) in order to allow it to conduct, and continue to conduct, its business as currently conducted in all material respects. Except as set forth in Schedule 3.15 of the Company Disclosure Schedule, such material tangible properties and assets (including the Real Property) are sufficiently free of Liens to allow each of the Company and each of its Subsidiaries to conduct, and continue to conduct, its business as currently conducted in all material respects and the consummation of the Transactions contemplated by this Agreement will not alter or impair such ability so as to cause a Material Adverse Effect on the Company. Each of the Company and each of its Subsidiaries enjoys peaceful and undisturbed possession under all leases, except for such breaches of the right to peaceful and undisturbed possession that do not materially interfere with the ability of the Company and its Subsidiaries to conduct its business as currently conducted. Schedule 3.15 of the Company Disclosure Schedule sets forth a complete list of all real property and material interests in real property owned in fee by the Company or one of its Subsidiaries (the "Fee Properties") and sets forth all real property and interests in real property leased by the Company or one of its Subsidiaries as of the date hereof (the "Leased Properties," together with the Fee Properties, the "Real Property"). Schedule 3.15 also sets forth all locations at which properties of the Company and its Subsidiaries are located, temporarily or permanently, including all warehouses or similar Third Party storage or staging facilities for such properties.

         (b) All leases executed by the Company or its Subsidiaries as lessee for the Leased Properties are in full force and effect and, except as set forth on Schedule 3.15 of the Company Disclosure Schedule, the Company and its Subsidiaries have received no written notices of default from any landlord which default remains uncured as of the date hereof, and to their knowledge, neither the Company nor its Subsidiaries is in default in any material respect under any such leases.

         (c) All leases executed by the Company or its Subsidiaries as lessor or sublessor for the Real Property are in full force and effect and, except as set forth on Schedule 3.15 of the Company Disclosure Schedule, there exist no other tenants of the Real Property, the Company and its Subsidiaries have received no written notices of default from any tenant which default remains uncured as of the date hereof, and to the knowledge of the Company and its Subsidiaries, no such tenant is in material default under any such leases.

         (d) Except as set forth on Schedule 3.15 of the Company Disclosure Schedule, the Company and/or its Subsidiaries have good, valid, marketable and fee simple title to all the Fee Property, free and clear of all Liens other than Permitted Liens.

         (e) Except as set forth on Schedule 3.15 of the Company Disclosure Schedule, all of the Real Properties have connections to sanitary sewer, water, electricity, gas, telephone and all other necessary utilities and the Company and/or its Subsidiaries do not know of any existing circumstances or conditions which would result in a termination of such access or connections for any period of time which termination would result in a Material Adverse Effect on the Company.

         (f) Except as set forth on Schedule 3.15 of the Company Disclosure Schedule or where a Material Adverse Effect on the Company would not result, to the knowledge of the Company, no fact or condition exists which would prohibit adequate rights of access to and from the Real Properties from and to public highways and roads, and the Company and its Subsidiaries have not received written notice of any pending or threatened restriction or denial, governmental or otherwise, upon such ingress or egress which would adversely affect the operation of the Real Properties.

         3.16     Contracts.

         (a) Except as set forth in the SEC Documents or Schedule 3.16 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (ii) any non-competition agreement or any other agreement or obligation which purports to limit in any respect the manner in which, or the localities in which, all or any material portion of the business of the Company and its Subsidiaries, taken as a whole, may be conducted, (iii) any agreement with any Affiliate of the Company, (iv) any voting or other agreement governing how any Shares shall be voted or (v) any agreement with any holder of 10% or more of the Shares (all contracts of the type described in clauses (i), (ii), (iii), (iv) or (v) being referred to herein as "Company Material Contracts"). Each Company Material Contract is valid and binding on the Company (or, to the extent a Subsidiary of the Company is a party, such Subsidiary) and is in full force and effect, and the Company and each Subsidiary of the Company have, in all material respects, performed all obligations required to be performed by them to date under each Company Material Contract, except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect on the Company. Neither the Company nor any Subsidiary of the Company knows of, or has received notice of, any violation or default under (nor, to the knowledge of the Company, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Company Material Contract, except where such violation or defaults, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

         (b) Except as disclosed in the SEC Documents or in Schedule 3.16 of the Company Disclosure Schedule or as provided for in this Agreement, neither the Company nor any of its Subsidiaries is a party to any oral or written (i) employment or consulting agreements not terminable on thirty (30) days' or less notice, (ii) union or collective bargaining agreement, (iii) agreement with any executive officer or other key employee of the Company or any of its Subsidiaries the benefits of which are contingent or vest, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any of its Subsidiaries of the nature contemplated by this Agreement,
(iv) agreement with respect to any executive officer or other key employee of the Company or any of its Subsidiaries providing any term of employment or compensation guarantee or (v) agreement or plan, including any stock option, stock appreciation right, restricted stock or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

         3.17 Labor Relations. Except to the extent set forth in the SEC Documents or Schedule 3.17 of the Company Disclosure Schedule, (i) the Company and each of its Subsidiaries is, and has at all times been, in material compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and is not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable Law, except where the failure to comply would not be reasonably likely to cause a Material Adverse Effect on the Company; (ii) there is no labor strike, slowdown, stoppage or lockout actually pending, or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries; and (iii) neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining or similar agreement with any labor organization.


         3.18 Products Liability. Except as set forth in Schedule 3.18 of the Company Disclosure Schedule, (i) there is no claim, action, suit or proceeding pending before any Governmental Entity against the Company or any Subsidiary of the Company in which a Product is alleged to have a Defect; and
(ii) to the knowledge of the Company and its Subsidiaries, no such claim, action, suit or proceeding is threatened; other than claims, actions, suits or proceedings referred to in clause (i) or (ii) of this Section 3.18 that would not, if adversely determined, have, individually or in the aggregate, a Material Adverse Effect on the Company.

         3.19 Transactions with Affiliates. Except as disclosed in the SEC Documents or Schedule 3.19 of the Company Disclosure Schedule, since March 28, 1998, there have been no transactions, agreements, arrangements or understandings between the Company and its Affiliates that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

         3.20 Applicability of State Takeover Statutes. The Section 203 Approval is valid and in full force and effect. Section 203 of the DGCL will not apply to the Voting Agreement or the Merger. No other state takeover statute or similar statute or regulation applies or purports to apply to the Merger or the other Transactions.

         3.21 Voting Requirements. The affirmative vote of the holders of a majority of all the Shares entitled to vote approving this Agreement is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the Transactions contemplated by this Agreement.

         3.22 Brokers. No broker, investment banker, financial advisor or other Person, other than Lehman Brothers Inc., the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's, or other similar fee or commission in connection with the Transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has disclosed to Parent its fee arrangements with Lehman Brothers Inc. and has provided Parent with true, correct and complete copies of any agreements with respect to its fee arrangements with Lehman Brothers Inc.

         3.23 Opinion of Financial Advisor. The Company has received the opinion of Lehman Brothers Inc., to the effect that, as of the date of this Agreement, the consideration to be received in the Merger by the Company's stockholders is fair to the Company's stockholders from a financial point of view, and a complete and correct signed copy of such opinion has been, or promptly upon receipt thereof will be, delivered to Parent.

         3.24 Full Disclosure. No representation or warranty by the Company in this Agreement and no statement contained in the Company Disclosure Schedules or certificate furnished or to be furnished by the Company to Parent or any of its Representatives pursuant to the provisions hereof or in connection with the Transactions, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

         3.25     Year 2000.

                  (a)      To the  Company's  knowledge,  except as set forth on
Schedule 3.25, all material computer-based systems and software of the Company and its Subsidiaries (collectively, the "Computer Systems") will record, store, process and present calendar dates falling on or after January 1, 2000 in the same manner and with the same functionality as such Computer Systems record, store, process and present calendar dates falling on or before December 31, 1999. To the Company's knowledge, except as set forth on Schedule 3.25, in all other respects, such Computer Systems shall not in any way lose functionality or degrade in performance as a consequence of such Computer Systems operating at a date later than December 31, 1999.

                  (b) To the Company's knowledge, the projections and business plans provided to the Parent in connection with this Agreement reflect all expenses the Company and its Subsidiaries will reasonably need to incur in order to convert, rewrite or replace any Computer System or programs as set forth in Schedule 3.25 which are not currently Year 2000 Compliant (including performance of all reasonable and prudent testing) as soon as is practicable and, in any event, before the later of December 31, 1999 and the date such system or program is scheduled to be placed in operation.

                  (c) "Year 2000 Compliant" means all Computer Systems and programs of the Company and its Subsidiaries (i) being designed to be used prior to, during and after calendar year 2000 without material error relating to date data, (ii) being capable of operating without material error relating to the production of the date data which represents or refers to different centuries or more than one century, and (iii) being designed so that all date data fields, date-related user interfaces, and other interfaces, include the indication of century.

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                              PARENT AND MERGER SUB

                  Parent and Merger Sub represent and warrant to the Company as follows:

4.1    Organization, Standing and Corporate Power.

                  (a) Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which each is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and Merger Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect on Parent.

                  (b) Each of Hill-Loma, Inc., Bryant Grinder Corporation, Fellows Corporation, Jones & Lamson Vermont Corporation and J&L Metrology Company, Inc., all of which are organized under the Laws of the State of Delaware, are wholly-owned Subsidiaries, either directly or, in the case of J&L Metrology, Inc., indirectly, of Parent.

         4.2 Authority; Noncontravention. Parent and Merger Sub have the requisite corporate power and authority to enter into this Agreement and to consummate the Transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, as applicable. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes the valid and binding obligation of the Company, constitutes a valid and binding obligation of each such party, enforceable against each such party in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The execution and delivery of this Agreement do not, and the consummation of the Transactions contemplated by this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of Parent under, (i) the certificate of incorporation or by-laws of Parent or Merger Sub,
(ii) any Law applicable to Parent or Merger Sub or their respective properties or assets, other than, in the case of clause (ii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) impair in any material respect the ability of Parent and Merger Sub to perform their respective obligations under this Agreement or (y) prevent or impede the consummation of any of the Transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person is required by Parent or Merger Sub in connection with the execution and delivery of this Agreement or the consummation by Parent or Merger Sub, as the case may be, of any of the Transactions contemplated by this Agreement, except for (i) the filing of a premerger notification and report form under the HSR Act, (ii) the filing with the SEC of such reports and statements under the Exchange Act as may be required in connection with this Agreement and the Transactions contemplated by this Agreement, (iii) the filing of the Certificate of Merger with the Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iv) as may be required by an applicable state securities or "blue sky" Laws, and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, (x) impair, in any material respect, the ability of Parent to perform its obligations under this Agreement or (y) prevent or significantly delay the consummation of the Transactions contemplated by this Agreement.

         4.3 Information Supplied. None of the information supplied or to be supplied in writing by Parent or Merger Sub expressly for inclusion or incorporation by reference in the Proxy Statement will, on the date the Proxy Statement is first mailed to the Company's stockholders and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         4.4 Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Transactions contemplated hereby and has not engaged in any business activities or conducted any operations other than in connection with the Transactions contemplated hereby.

         4.5      Financing.  Parent  has  obtained  the  financing  commitments detailed in the commitment letters dated as of March 25, 1999 (the "Commitment"), true and correct copies of which have been previously delivered to the Company. Upon receipt of the funds contemplated by the Commitment, Parent will have sufficient funds to pay for the Shares acquired in the Merger.

         4.6 Brokers. No broker, investment banker, financial advisor or other Person, other than ING Baring Furman Selz LLC and the parties to the Commitment, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

                                    ARTICLE V

                                    COVENANTS

5.1 Interim Operations of the Company. After the date hereof, except as specifically contemplated by this Agreement, the Company shall and shall cause its Subsidiaries to carry on their respective businesses in the ordinary course and use all reasonable best efforts consistent with good business judgment to preserve intact their current business organizations, keep available the services of their current officers and key employees and preserve their relationships consistent with past practice with desirable customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired in all material respects at the Effective Time. Without limiting the generality of the foregoing, the Company covenants and agrees that, except (i) as expressly contemplated by this Agreement, (ii) as set forth in Schedule 5.1 of the Company Disclosure Schedule or (iii) as agreed in writing by Parent, after the date hereof:

                  (a) neither the Company nor any of its Subsidiaries shall, directly or indirectly, amend its Certificate of Incorporation or By-laws or similar organizational documents;

                  (b) neither the Company nor any of its Subsidiaries shall: (i)(A) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to the Company's capital stock or that of its Subsidiaries, except that a wholly-owned Subsidiary of the Company may declare and pay a dividend or make advances to its parent or the Company or (B) redeem, purchase or otherwise acquire directly or indirectly any of the Company's capital stock or that of its Subsidiaries; (ii) issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or its Subsidiaries, other than Shares issued upon the exercise of Options outstanding on the date hereof in accordance with the Option Plans as in effect on the date hereof; or (iii) split, combine or reclassify the outstanding capital stock of the Company or of any of the Subsidiaries of the Company;

                  (c) except as permitted by this Agreement, neither the Company nor any of its Subsidiaries shall acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial portion of the assets of or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof (including entities which are Subsidiaries of the Company or any of the Company's Subsidiaries) or (B) any assets, including real estate, except purchases in the ordinary course of business consistent with past practice and capital expenditures permitted under Section 5.l(d);

                  (d) neither the Company nor any of its Subsidiaries shall make any new capital expenditure or expenditures in an aggregate amount exceeding $550,000, and provided such capital expenditures which do not exceed said $550,000 are set forth in Schedule 5.1 of the Company Disclosure Schedule;

                  (e) neither the Company nor any of its Subsidiaries shall, except in the ordinary course of business and except as otherwise permitted by this Agreement, amend or terminate any contract or agreement where such amendment or termination would have a Material Adverse Affect on the Company, or waive, release or assign any material rights or claims;

                  (f) neither the Company nor any of its Subsidiaries shall transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any material property or assets other than sales of products to customers or in the ordinary course of business and consistent with past practice;

                  (g) neither the Company nor any of its Subsidiaries shall: (i) enter into any employment or severance agreement with or grant any severance or termination pay to any officer, director or key employee of the Company or any its Subsidiaries; or (ii) hire or agree to hire any new or additional key employees or officers; provided that the Company may hire key employees to fill vacancies in positions created prior to the date hereof and listed on Schedule 5.1 of the Company Disclosure Schedule.

                  (h) neither the Company nor any of its Subsidiaries shall, except as required to comply with applicable Law or expressly provided in this Agreement, (A) adopt, enter into, terminate, amend or increase the amount or accelerate the payment or vesting of any benefit or award or amount payable under any Benefit Plan or other arrangement for the current or future benefit or welfare of any director, officer or current or former employee, except to the extent necessary to coordinate any such Benefit Plans with the terms of this Agreement, (B) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee, except as set forth in
Schedule 5.1 (C) pay any benefit not provided for under any Benefit Plan, other than employee salaries in the ordinary course of business consistent with past practice which is in excess of 1% of any employee's annual compensation, (D) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Benefit Plan (including the removal of existing restrictions in any Benefit Plans or agreements or awards made thereunder) except as set forth in Schedule 5.1, (E) grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or (F) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Benefit Plan, except as set forth in Schedule 5.1. (i) neither the Company nor any of its Subsidiaries shall:

                  (i) incur or assume any long-term debt or, except in the ordinary course of business, incur or assume any short-term indebtedness (including advances under the Company's existing revolving credit agreement) in amounts not consistent with past practice; (ii) incur or modify any material indebtedness or other liability except as set forth in Schedule 5.1 of the Company Disclosure Schedule; (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; (iv) make any loans, advances or capital contributions to, or investments in, any other Person (other than to wholly owned Subsidiaries of the Company or to such entities which are listed in Schedule 3.2 of the Company Disclosure Schedule or customary loans or advances to employees or customers in the ordinary course of business in accordance with past practice); (v) settle any material claims; or
(vi) enter into any material commitment or transaction unless it is in the ordinary course of business consistent with past practice and not otherwise specifically prohibited by this Section 5.1;

                  (j) neither the Company nor any of its Subsidiaries shall change any of the accounting principles used by it unless required by GAAP or the SEC;

                  (k) neither the Company nor any of its Subsidiaries shall make any Tax election, unless required by law, or settle or compromise any material Tax liability;

                  (l) neither the Company nor any of its Subsidiaries shall pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than (i) the payment, discharge or satisfaction of any such claims, liabilities or obligations in the ordinary course of business and consistent with past practice, (ii) the payment,. discharge or satisfaction of any such claims, liabilities or obligations in connection with the Transactions, (iii) the payment, discharge or satisfaction of any such claims, liabilities or obligations which in the aggregate do not exceed $100,000 and (iv) the payment, discharge or satisfaction of any such claims, liabilities or obligations which are reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company and its consolidated Subsidiaries and which in the aggregate do not exceed $100,000;

                  (m) neither the Company nor any of its Subsidiaries shall, except in the ordinary course of business consistent with past practice, waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any of its Subsidiaries is a party; and

                  (n) neither the Company nor any of its Subsidiaries will enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

         5.2 Access; Confidentiality. Upon reasonable notice, the Company shall (and shall cause each of its Subsidiaries to) afford to the Representatives of Parent, including the Persons providing the Commitment, reasonable access, during normal business hours during the period after the date hereof and prior to the Effective Time, to such of its properties, personnel, books, contracts, commitments and records as Parent may reasonably request, and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal or state securities Laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request. Notwithstanding anything in this Agreement to the contrary, neither Parent, its Representatives, nor any Person providing the Commitment shall have the right to conduct any environmental boring, sampling, testing, or a Phase II review at any of the properties of the Company or its Subsidiaries provided that such restriction shall not limit Parent's right to conduct any environmental investigation with respect to events occurring after the date hereof. Parent will remain bound by the terms of a confidentiality agreement with the Company, dated as of January 19, 1999 (the "Parent Confidentiality Agreement") and the Company will remain bound by the terms of a confidentiality agreement with Parent dated as of April 20, 1999 (the "Company Confidentiality Agreement"). Parent hereby acknowledges and agrees that all Persons providing the Commitment and the Representatives of such Persons are "Representatives" of Parent within the meaning of the Confidentiality Agreement.

5.3      Reasonable Efforts; Notification.

         (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other Transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from any Governmental Entity and the making of all necessary registrations and filings (including filings with any Governmental Entity, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of any of the Transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the Transactions contemplated by, and to fully carry out the purposes of, this Agreement; provided, however, that in connection with any filing or submission or other action required to be made or taken by any Party to effect the Merger and all other Transactions contemplated hereby, the Company shall not without the prior written consent of Parent commit to any divestiture transaction and Parent shall not be required to divest or hold separate or otherwise take or commence to take any action that, in the reasonable discretion of Parent, limits in any material respect its freedom of action with respect to, or its ability to retain, the Company or any of its affiliates or any material portion of the assets of the Company. In connection with and without limiting the foregoing, the Company and its Board of Directors shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the other Transactions contemplated by this Agreement and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger or this Agreement or any other transaction contemplated by this Agreement, take all action necessary to ensure that the Merger and the other Transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement and the other Transactions contemplated by this Agreement.

                  (b) Each of the Company, Parent and Merger Sub shall give prompt notice to the other of (i) any of their representations or warranties contained in this Agreement becoming untrue or inaccurate in any respect (including in the case of representations or warranties receiving knowledge of any fact, event or circumstance which may cause any representation qualified as to the knowledge to be or become untrue or inaccurate in any respect) or (ii) the failure by them to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by them under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         5.4      No Solicitation.

                  (a)      The Company shall not, nor shall it permit any of its
Subsidiaries to, nor shall it authorize (and shall use its reasonable efforts not to permit) any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Company or any of its Subsidiaries to, (i) solicit or initiate, or encourage, directly or indirectly, the submission of, any Takeover Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information or data with respect to, or take any other action to knowingly facilitate the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal or (iii) enter into any agreement with respect to any Takeover Proposal or approve or resolve to approve any Takeover Proposal, provided that nothing contained in this Section 5.4 or any other provision hereof shall prohibit the Company or the Company's Board of Directors from (i) taking and disclosing to the Company's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act, or (ii) making such disclosure to the Company's stockholders as, in the good faith judgment of the Company's Board of Directors, after receiving advice from outside counsel, is required under applicable law, provided that the Company may not, except as permitted by Section 5.4(b) withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend any Takeover Proposal, or enter into any agreement with respect to any Takeover Proposal. Upon execution of this Agreement, the Company will immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Notwithstanding the foregoing, prior to the Effective Time the Company may furnish information concerning its business, properties or assets to any Person or group pursuant to confidentiality agreements with terms and conditions similar to the Confidentiality Agreement and may negotiate and participate in discussions and negotiations, with such Person or group concerning a Takeover Proposal if:

                  (x) the Board of Directors of the Company determines in good faith, after receiving advice from its financial advisor, that such Person or group has submitted to the Company a Takeover Proposal which is reasonably likely to be a Superior Proposal; and

                  (y) the Board of Directors of the Company determines in good faith, based upon advice of its outside legal counsel, that the failure to participate in such discussions or negotiations or to furnish such information is reasonably likely to result in a breach of such Board's fiduciary duties under, or otherwise violate, applicable Law.

The Company will promptly notify Parent of the existence of any proposal, discussion, negotiation or inquiry received by the Company, and the Company will immediately communicate to Parent the terms of any proposal, discussion, negotiation or inquiry which it may receive (and will promptly provide to Parent copies of any written materials received by the Company in connection with such proposal, discussion, negotiation or inquiry) and the identity of the party making such proposal or inquiry or engaging in such discussion or negotiation, except to the extent that the Board of Directors of the Company determines in good faith, based upon advice of its outside legal counsel, that any such action described in this sentence would be reasonably likely to result in a breach of such Board's fiduciary duties under, or otherwise violate, applicable Law. The Company will promptly provide to Parent any non-public information concerning the Company provided to any other Person which was not previously provided to Parent. The Company will keep Parent fully informed of the status and details (including amendments or proposed amendments) to any such Takeover Proposal, except to the extent that the Board of Directors of the Company determines in good faith, based upon advice of its outside legal counsel, that any such action would be reasonably likely to result in a breach of such Board's fiduciary duties under, or otherwise violate, applicable Law.

                  (b) Except as set forth in this Section 5.4(b), neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Merger Sub, the approval or recommendation by the Board of Directors of the Company or any such committee this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal or (iii) enter into any agreement with respect to any Takeover Proposal. Notwithstanding the foregoing, prior to the Effective Time the Board of Directors of the Company may withdraw or modify its approval or recommendation of this Agreement or the Merger, approve or recommend a Superior Proposal, or enter into an agreement with respect to a Superior Proposal, in each case at any time after the fifth business day following Parent's receipt of written notice from the Company advising Parent that the Board of Directors of the Company has received a Superior Proposal which it intends to accept, specifying the material terms and conditions of such Superior Proposal, identifying the person making such Superior Proposal.

         5.5 Publicity. Except as required by Law, so long as this Agreement is in effect, none of the Company, Parent or Merger Sub shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other Transactions contemplated hereby without prior consultation with the other parties hereto.

         5.6 Transfer Taxes. All liability for all recording fees, such as deed stamps and similar fees imposed on the transfer of real or personal property owned by the Company or any of its Subsidiaries or affiliates, whether imposed on the Company, any of its Subsidiaries, the stockholders of the Company, Merger Sub or Parent as a result of the Merger ("Transfer Taxes"), shall be borne by Merger Sub, and Merger Sub shall file or cause to be filed all Tax Returns relating to such Transfer Taxes which are due.

         5.7 State Takeover Laws. Notwithstanding any other provision in this Agreement, in no event shall the Section 203 Approval be withdrawn, revoked or modified by the Board of Directors of the Company. If any state takeover statute other than Section 203 of the DGCL becomes or is deemed to become applicable to the Voting Agreement or the Merger, the Company shall take all action necessary to render such statute inapplicable to all of the foregoing.

         5.8      Indemnification and Insurance.

                  (a) The Certificate of Incorporation and By-Laws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation set forth in the Certificate of Incorporation and By-Laws of the Company, which provisions shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required by Law.

                  (b)      The Company shall,  to the fullest  extent  permitted
under applicable Law or under the Company's Certificate of Incorporation or By-Laws and regardless of whether the Merger becomes effective, indemnify and hold harmless, and, after the Effective Time, Parent or the Surviving Corporation shall, to the fullest extent permitted under applicable Law or under the Surviving Corporation's Certificate of Incorporation or By-Laws, indemnify and hold harmless, each present and former director, officer or employee of the Company or any of its Subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages and liabilities incurred in connection with, and amounts paid in settlement of, any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative and wherever asserted, brought or filed, (x) arising out of or pertaining to the Transactions or (y) otherwise with respect to any acts or omissions or alleged acts or omissions occurring at or prior to the Effective Time, to the same extent as provided in the respective Certificate of Incorporation or By-Laws of the Company or the Subsidiaries as in effect on the date hereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time must be reasonably satisfactory to the Surviving Corporation, (ii) after the Effective Time, Parent or the Surviving

Corporation shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received, and (iii) Parent or the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that Parent or the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed). The Indemnified Parties as a group may retain only one law firm to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. The indemnity agreements of Parent and the Surviving Corporation in this Section 5.8(b) shall extend, on the same terms to, and shall inure to the benefit of and shall be enforceable by, each person or entity who controls, or in the past controlled, any present or former director, officer or employee of the Company or any of its Subsidiaries.

                  (c) For a period of six years after the Effective Time, Parent shall cause the Surviving Corporation to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been made available to Parent) on terms (including the amounts of coverage and the amounts of deductibles, if any) that are comparable to the terms now applicable to directors and officers of Parent, or, if more favorable to the Company's directors and officers, the terms now applicable to them under the Company's current policies; provided, however, that in no event shall Parent or the Surviving Corporation be required to expend in excess of 150% of the annual premium currently paid by the Company for such coverage; and provided, further, that if the premium for such coverage exceeds such amount, Parent or the Surviving Corporation shall purchase a policy with the greatest coverage available for such 150% of the annual premium. The Company has provided Parent with copies of all of the Company's directors' and officers' liability insurance policies which are currently in effect. The aggregate annual premium payable by the Company under such policies is $49,500.

         (d) This Section 5.8 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, the Surviving Corporation and the Indemnified Parties, shall be binding on all successors and assigns of Parent and the Surviving Corporation and shall be enforceable by the Indemnified Parties.

         5.9 Connecticut Transfer Act. The Company shall prepare and provide to Parent, prior to the consummation of the Merger, a Form III and an Environmental Conditions Assessment Form ("ECAF") as required by the Connecticut Transfer Act, Conn. Gen. Stat. ss.ss. 22a-134 et seq., (the "Connecticut Transfer Act") or such other form as may be required under the Connecticut Transfer Act as hereinafter provided and provide such Form III and ECAF or other such required form to Parent at least ten days prior to the consummation of the Merger. The Company shall consult with Parent and accept Parent's reasonable suggestions with respect to the contents of such Form III and ECAF or other required form. Prior to the Effective Time, the Company shall execute the Form III and ECAF as the certifying party and shall pay all costs of filing the Form III and ECAF, and after the Effective Time, the Surviving Corporation shall file the Form III and ECAF. If the Company and the Parent determine that a Form III is not the required form under the Connecticut Transfer Act for the Merger, the Company shall prepare and pay all costs associated with the required Connecticut Transfer Act filing which filing shall be made by the Surviving Corporation.

         5.10 Financing. Between the date hereof and the consummation of the Merger, the Company agrees to cooperate, and to cause its Representatives to cooperate, in connection with the efforts of Parent and Merger Sub to obtain the financing necessary to consummate the Transactions (the "Transaction Financing"), provided that the Company shall not be required to pay any fees or other costs with respect to the Transaction Financing prior to the consummation of the Merger and that any agreements which the Company may enter into prior to the consummation of the Merger relating to the obtaining of the Transaction Financing shall be conditioned upon the occurrence of the consummation of the Merger.

                                   ARTICLE VI

                                   CONDITIONS

6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect and consummate the Merger shall be subject to the satisfaction on or prior to the Effective Time of each of the following conditions, any and all of which may be waived in whole or in part by the Company, Parent or Merger Sub, as the case may be, to the extent permitted by applicable Law:

         (a) this Agreement shall have been approved and adopted by the requisite vote of the holders of Shares as required by applicable Law, the Company's Certificate of Incorporation and its By-Laws, in order to consummate the Merger;

         (b) any waiting period applicable to the Merger under the HSR Act shall have expired or been terminated; and

         (c) no statute, rule, regulation, order, decree or injunction shall have been enacted, promulgated or issued by any Governmental Entity precluding, restraining, enjoining or prohibiting consummation of the Merger.

         6.2 Conditions to Obligations of Parent and the Merger Sub. The obligation of each of Parent and Merger Sub to effect and consummate the Merger shall be subject to the satisfaction of or waiver by Parent and the Merger Sub prior to the Effective Time of the following additional conditions:

                  (a) the representations and warranties of the Company set forth in Article III which are qualified as to materiality shall be true and correct when made on the date hereof and shall be true and correct as of the Effective Time as if made as of the Effective Time, except for those representations and warranties which are qualified as to materiality and are made as of a specific date, which shall be true and correct as of such date; the other representations and warranties of the Company set forth in Article III which are not so qualified as to materiality shall be true and correct in all material respects when made on the date hereof and shall be true and correct in all material respects as of the Effective Time as if made as of the Effective Time, except for those representations and warranties which are not so qualified as to materiality and are made as of a specific date, which shall be true and correct in all material respects as of such date; provided, however, for purposes of this Section 6.2(a), the representations and warranties of the Company set forth in Section 3.7(i) shall not be deemed to be untrue or incorrect in any material respect (i) if the financial performance of the Company with regard to the revenues, results of operations or other financial performance of the Company are materially consistent with the forecasts previously furnished by the Company to Parent; (ii) if the Company or its Subsidiaries lose on a net basis the services of less than 50 salaried employees or 50 hourly employees; or (iii) by reason of any matter arising out of the Company's relationship with Industrias Romi S.A.;

                  (b) the Company shall have performed or complied in all material respects with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

                  (c) the Company shall have delivered to Parent and the Merger Sub a certificate of its President and Chief Financial Officer to the effect that each of the conditions specified in clause (a) of Section 6.1 and clauses (a), (b),

                  (d), (f) and (g) of this Section 6.2 is satisfied; (d) (i) the Company shall have obtained all of the waivers, permits, consents, approvals or other authorizations of Governmental Entities necessary to be obtained by it to consummate the Merger, and effected all registrations, filings and notices with respect to Governmental Entities necessary to be effected by it to consummate the Merger; and (ii) at least ten days prior to the Closing, the Company shall have delivered to Parent a draft Form III and ECAF or such other required filing under the Connecticut Transfer Act; at the Closing, the Company shall have delivered to Parent an executed Form III and ECAF or such other required filing under the Connecticut Transfer Act for filing by the Surviving Corporation following the Effective Date;

                  (e) the Company shall have obtained and delivered to Parent and the Merger Sub copies of all consents, agreements or other evidence of cancellation from the holders of all outstanding Options pursuant to Section 2.5;

                  (f) no action, suit or proceeding shall be pending or threatened in writing before any Governmental Entity which is reasonably likely to (i) prevent consummation of any of the Transactions contemplated by this Agreement, (ii) cause any of the Transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect materially and adversely the right of Parent to own, operate or control any of the assets and operations of the Surviving Corporation following the Merger, and no such judgment, order, decree, stipulation or injunction shall be in effect; provided, however, that Parent shall contest or cooperate with the Company in contesting, as applicable, the action, suit or proceeding and if any injunction or order has been so issued, will use reasonable efforts to have it dismissed; in the case of any action, suit or proceeding brought by a Person, other than a Governmental Entity, the Company shall determine whether the consequences in clauses (i), (ii) or (iii) of this Section 6.2(f) are reasonably likely to occur, which determination shall be final and binding on Parent and Merger Sub;

                  (g) from the date of this Agreement to the Effective Time, there shall not have been any event or development which results in a Material Adverse Effect on the Company, nor shall there have occurred any event or development which is reasonably likely to result in a Material Adverse Effect on the Company; there shall not be deemed to have been any Material Adverse Effect on the Company (i) if the financial performance of the Company with regard to revenues, results of operations or other financial performance of the Company are materially consistent with the forecasts previously furnished by the Company to Parent; (ii) if the Company or its Subsidiaries lose on a net basis the services of less than 50 salaried employees or 50 hourly employees; or (iii) by reason of any matter arising out of the Company's relationship with Industrias Romi S.A.;

                  (h) Parent and the Merger Sub shall have received from Willkie Farr & Gallagher, or other counsel to the Company reasonably acceptable to Parent, an opinion with respect to the matters set forth in Exhibit A attached hereto, addressed to Parent and the Merger Sub and dated as of the Closing Date; and

                  (i) that certain letter agreement (the "Textron Letter Agreement") dated the date hereof by and between Textron Inc. and Parent which confirms the obligations of Textron Inc. to indemnify the Surviving Corporation following the Merger for environmental claims under the Textron Agreements and contains the representations and warranties of Textron Inc. that the Textron Agreements are the legal, valid and binding obligations of Textron Inc. and will be, following the Effective Time, along with the Voting Agreement to which Textron Inc. is a party, enforceable against Textron Inc., in accordance with their terms, shall be in full force and effect as of the Effective Time.

         6.3 Conditions to Obligations of the Company. The obligation of the Company to effect and consummate the Merger shall be subject to the satisfaction of or waiver by the Company prior to the Effective Time of the following additional conditions:

(a) the representations and warranties of Parent and the Merger Sub set forth in
Article IV which are qualified as to materiality shall be true and correct when made on the date hereof and shall be true and correct as of the Effective Time as if made as of the Effective Time, except for representations and warranties which are so qualified as to materiality and are made as of a specific date, which shall be true and correct as of such date; the other representations and warranties of Parent and the Merger Sub set forth in
Article IV which are not so qualified as to materiality shall be true and correct in all material respects when made on the date hereof and shall be true and correct in all material respects as of the Effective Time as if made as of the Effective Time, except for those representations and warranties which are not so qualified as to materiality and are made as of a specific date, which shall be true and correct in all material respects as of such date;

                  (b) each of Parent and the Merger Sub shall have performed or complied in all material respects with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

                  (c) each of Parent and the Merger Sub shall have delivered to the Company a certificate of its President and Chief Financial Officer to the effect that each of the conditions specified in clauses (a), (b),

                  (d) and (e) of this Section 6.3 is satisfied in all respects; (d) Parent and the Merger Sub shall have obtained all waivers, permits, consents, approvals or other authorizations necessary to be obtained by them to consummate the Merger and effected all registrations, filings and notices, necessary to be effected by them to consummate the Merger;

                  (e) no writ, order, decree or injunction of a Governmental Entity shall have been entered against Parent, the Merger Sub or the Company which prohibits the consummation of the Merger; provided, however, that the Company shall have contested or cooperated with Parent or the Merger Sub, as applicable, in contesting, the action suit or proceeding giving rise to such writ, order, decree or injunction and shall have used reasonable efforts to have the same dismissed; and

                  (f) the Company shall have received from Brown, Rudnick Freed & Gesmer, counsel to Parent and the Merger Sub, an opinion with respect to the matters set forth in Exhibit B attached hereto, addressed to the Company and dated as of the Closing Date.

                                   ARTICLE VII

                                   TERMINATION

7.1 Termination. This Agreement shall not be terminated, and the Merger shall not be abandoned, except in accordance with the provisions of this Article VII, all strictly construed against the party seeking such termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the Company's Stockholders:

                  (a) by mutual written consent of the Board of Directors of Parent and the Board of Directors of the Company;

                  (b) by either Parent or the Company, if any Governmental Entity shall have issued an order (other than a temporary restraining order), decree, or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger, and such order, decree ruling or other action shall have become final and nonappealable, provided that the party seeking termination shall have diligently contested such order, decree, ruling or other action;

                  (c) by either Parent or the Company, if this Agreement and the Merger fail to receive the approval of that number of stockholders of the Company necessary under Law to authorize and approve this Agreement and the Merger;

                  (d) by either Parent or the Company, if the Board of Directors of the Company shall have recommended or resolved to recommend to its stockholders a Superior Proposal, or if the Company has approved a Superior Proposal, each in accordance with Section 5.4(b), and provided that the Company has complied with all provisions of Section 5.4, including the notice provisions therein, and further provided that the Company makes simultaneous payment of the Termination Fee; or

                  (e) by either Parent or the Company if, without fault of and only in the absence of any breach under this Agreement by, the party exercising the right of termination, the Merger shall not have been consummated on or before December 31, 1999.

         7.2 Termination by Parent. This Agreement may be terminated and the Merger may be abandoned by Parent, at any time prior to the Effective Time, before or after the approval by the stockholders of the Company, if:

                  (a) the Closing conditions set forth in Section 6.2 shall not have been satisfied; provided, however, that if such failure or failures are capable of being cured prior to the Effective Time, such failure or failures shall not have been cured within ten (10) days of delivery to the Company of written notice of such failure;

                  (b) the Company shall furnish or disclose non public information to a Third Party with respect to any Takeover Proposal, or shall have resolved to do the foregoing, or if the Board of Directors of the Company shall have recommended or resolved to recommend to its stockholders a Takeover Proposal or if the Company has approved or effected a Takeover Proposal, whether or not permitted under this Agreement; or

                  (c) if prior to the Effective Date, the Board of Directors of the Company shall have withdrawn, or modified or changed in a manner adverse to Parent or the Merger Sub, its approval or recommendation of this Agreement or the Merger.

         7.3 Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the Company's stockholders, by action of the Board of Directors of the Company, if:

                  (a) Parent or the Merger Sub shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement such that the Closing condition set forth in Section 6.3(b) would not be satisfied or if the Closing conditions set forth in Section 6.3(c), (d),
(e) and (f) shall not have been satisfied; provided, however, that if such failure or failures are capable of being cured prior to the Effective Time, such failure or failures shall not have been cured within ten (10) days of delivery to Parent of written notice of such failure; or


                  (b) there exists a breach of any one or more representations or warranties of Parent or the Merger Sub contained in this Agreement such that the Closing condition set forth in Section 6.3(a) would not be satisfied; provided, however, that if such failure or failures are capable of being cured prior to the Effective Time, such failure or failures shall not have been cured within ten (10) days of delivery to Parent of written notice of such failure.

7.4 Procedure for Termination. If either Parent or the Company wish to terminate this Agreement pursuant to this Article VII, written notice thereof shall forthwith be given to the other.

7.5      Effect of Termination and Abandonment.

         (a) In the event of termination of this Agreement and abandonment of the Merger pursuant to this Article VII, no party hereto (or any of its directors, officers or Affiliates) shall have any liability or further obligation to any other party to this Agreement, except as provided in Sections
3.22 and 4.6, the last sentence of Section 5.2, Article VII, Article VIII, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

         (b)      In the event of  termination  of this  Agreement  pursuant  to
Section 7.1(c), or by Parent pursuant to (i) 7.2(a) as a result of a failure to satisfy the conditions in Sections 6.2(a) (to the extent such failure results from a breach by the Company of its representations and warranties hereunder), 6.2(b) or 6.2(d)(ii); (ii) Section 7.2(b); or (iii) Section 7.2(c), then the Company shall, within five (5) business days thereafter, pay Parent by wire transfer of immediately available funds to an account specified by Parent an amount equal to all documented out of pocket reasonable fees and expenses incurred by Parent and Merger Sub since January 1, 1999 (including the reasonable fees and expenses of counsel, accountants, consultants and advisors, and any commitment fees and other expenses paid to prospective lenders) in connection with this Agreement and the Transactions contemplated hereby (the "Parent Documented Expenses"); provided, however, the Parent Documented Expenses which the Company shall pay in the event of termination of this Agreement pursuant to Section 7.1(c) shall not exceed $650,000 and the Parent Documented Expenses which the Company shall pay in the event of termination of this Agreement pursuant to Section 7.2 shall not exceed $500,000; and provided, further, that the Company shall not be obligated to pay any Parent Documented Expenses if (i) Parent or the Merger Sub shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement such that the Closing condition set forth in Section 6.3(b) would not be satisfied; or (ii) there exists a breach of any one or more representations or warranties of Parent or the Merger Sub contained in this Agreement in any material respect such that the closing condition set forth in Section 6.3(a) would not be satisfied.

                  (c) In the event of termination of this Agreement pursuant to Section 7.1(d), the Company shall, within five (5) business days thereafter, pay Parent by wire transfer of immediately available funds to an account specified in writing by Parent a fee equal to the amount, if any, by which $3.25 million exceeds the fee payable in such event by Textron Inc. to Parent under the Voting Agreement to which Textron Inc. is a party (the "Termination Fee").

                  (d) To the extent that the Termination Fee has for any reason other than a material breach by Parent not already been paid and within twelve (12) months after the termination of this Agreement the Company or any of its Subsidiaries, or any Company Affiliate enters into a definitive agreement with a Third Party with respect to a Takeover Proposal or a Takeover Proposal is effected, then the Company shall, within five (5) business days after the consummation of such Takeover Proposal, pay Parent by wire transfer of immediately available funds to an account specified in writing by Parent the Termination Fee less any Parent Documented Expenses previously paid by the Company to Parent.

                                  ARTICLE VIII

                                  MISCELLANEOUS

8.1 Amendment and Modification. Subject to applicable Law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of the Company contemplated hereby, by written agreement of the parties hereto at any time prior to the Closing Date with respect to any of the terms contained herein; provided; however, that after the approval of this Agreement by the stockholders of the Company, no such amendment, modification or supplement shall reduce the amount or change the form of the Merger Consideration or otherwise adversely affect the rights of stockholders.

         8.2 Nonsurvival of Representations and Warranties. Except as otherwise provided herein, none of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.2 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

         8.3 Notices. All notices and other communications hereunder shall be in writing, writing and shall be deemed given upon receipt, and shall be given to the parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

                  (a)     if to Parent or Merger Sub, to:

                          Goldman Industrial Group, Inc.
                          One Post Office Square, Suite 4100
                          Boston, Massachusetts 02109
                          Attention: Gregory I. Goldman, Chief Executive Officer
                          Telecopy: 617-338-1481

                          with a copy to:

                          Brown Rudnick Freed & Gesmer
                          One Financial Center
                          Boston, Massachusetts 02111
                          Attention: Steven R. London, Esq.
                          Telecopy: 617-856-8201

                  (b)     if to the Company, to:
                          Bridgeport Machines, Inc.
                          500 Lindley Street
                          Bridgeport, Connecticut
                          Attention: President
                          Telecopy: (203)-337-8339

                          with a copy to:

                          Willkie Farr & Gallagher
                          787 Seventh Avenue
                          New York, New York 10019-6099
                          Attention: William J. Grant, Jr., Esq.
                          Telecopy: 212-728-8111

         8.4      Interpretation.

                  (a) The words "hereof, "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time mended, modified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

                  (b) The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to April 23, 1999. The phrase "to the knowledge of" the Company or any Subsidiary thereof or any similar phrase shall mean such facts and other information which Joseph E. Clancy, Dan L. Griffith, Walter C.
Lazarcheck and Malcolm Taylor or any successor to the positions at the Company occupied by any of the foregoing after the conduct of a reasonable investigation by such officers. The phrase "made available" in this Agreement shall mean that the information referred to has been actually delivered to the party to whom such information is to be made available.

         8.5 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

         8.6 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement, the Voting Agreement and the Confidentiality Agreement (including the documents and the instruments referred to herein and therein): (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 5.8 are not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         8.7 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated unless the economic or legal substance of the Transactions is affected in an adverse way to any party.

         8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without giving effect to the principles of conflicts or choice of law thereof or of any other jurisdiction.

         8.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         8.10 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to -this Agreement or (c) subject to the proviso of Section 8.1, waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

         8.11 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 8.1 or an extension or waiver pursuant to Section
8.10 shall, in order to be effective, require in the case of Parent, Merger Sub or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.

         8.12 Undertakings of Parent. Parent shall perform, or cause to be performed, all obligations of Merger Sub under this Agreement.

         8.13     Definitions. For purposes of this Agreement:

         "Affiliate"  has the  meaning  set forth in Rule 12b-2 of the  Exchange
         Act.

         "Benefit Plans" has the meaning assigned thereto in Section 3.10.

         "By-laws" has the meaning assigned thereto in Section 1.5.

         "Certificate  of  Incorporation"  has the meaning  assigned  thereto in
         Section 1.5.

         "Certificate  of Merger"  has the meaning  assigned  thereto in Section
         1.6.

         "Certificates" has the meaning assigned thereto in Section 2.2.

         "Closing" has the meaning assigned thereto in Section 1.3.

         "Closing Date" has the meaning assigned thereto in Section 1.3.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" means Bridgeport Machines, Inc. a Delaware corporation.

         "Company Confidentiality Agreement" has the meaning assigned thereto in
         Section 5.2.

         "Company  Material  Contracts"  has the  meaning  assigned  thereto  in
         Section 3.16(a).

         "Computer Systems" has the meaning assigned thereto in Section 3.25(a).

         "Connecticut Transfer Act" has the meaning assigned thereto in Section 5.9.

         "Defect" means a defect or impurity of any kind, whether in design, manufacture, processing, or otherwise, including, without limitation, any dangerous propensity associated with any reasonably foreseeable use of a Product, or the failure to warn of the existence of any defect, impurity, or dangerous propensity.

         "DGCL" means the Delaware General Corporation Law, as amended.

         "Dissenting  Stockholders"  has the meaning assigned thereto in Section
          2.l(c).

         "ECAF" has the meaning assigned thereto in Section 5.9.

         "Effective Time" has the meaning assigned thereto in Section 1.2.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         "Environmental Agreements" has the meaning assigned thereto in Section 3.13(i).

         "Environmental Laws" means all foreign, Federal, state and local Laws relating to pollution or protection of human health, safety or the environment, including, without limitation, Laws relating to Releases or threatened Releases of Hazardous Materials into the outdoor environment (including, without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Materials, and all Laws and regulations with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials.

         "ERISA Affiliate" has the meaning assigned thereto in Section 3.10.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fee Properties" has the meaning assigned thereto in Section 3.15.

         "Governmental Entity" means any (i) nation, state, county, city, town, village, district, or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); or
(iv) body exercising, or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         "Hazardous   Materials"  means  all  substances  defined  as  hazardous substances in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. ss. 300.5, or substances defined as hazardous substances, hazardous materials, toxic substances, hazardous wastes, pollutants or contaminants, under any Environmental Law, or substances regulated under any Environmental Law, including, but not limited to, petroleum (including crude oil or any fraction thereof), asbestos, and polychlorinated biphenyls.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Indemnified  Parties"  has the  meaning  assigned  thereto  in Section
         5.8(b).

         "Intellectual  Property  Rights"  has the meaning  assigned  thereto in
         Section 3.14(a).

         "Laws" means any administrative order, constitution, law, ordinance, principle of common law, rule, regulation, statute, treaty, judgment, decree, license or permit enacted, promulgated, issued, enforced or entered by any Governmental Entity.

         "Leased Properties" has the meaning assigned thereto in Section 3.15.

         "Lien" means any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge or claim of any nature whatsoever of, on, or with respect to any asset, property or property interest.

         "Material Adverse Change" or "Material Adverse Effect" means, when used in connection with the Company or Parent, any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in any change or effect) that is materially adverse to the business, properties, assets, prospects, financial condition or results of operations of such party and its Subsidiaries taken as a whole.

         "Merger" has the meaning assigned thereto in Section 1.5.

         "Merger Consideration" has the meaning assigned thereto in Section 2.1.

         "Merger Sub" means Bronze Acquisition Corp., a Delaware corporation. "Option Plans" has the meaning assigned thereto in Section 2.5(b).

         "Option" has the meaning assigned thereto in Section 2.5.

         "Parent" means Goldman Industrial Group, Inc., a Delaware corporation.

         "Parent Confidentiality  Agreement" has the meaning assigned thereto in
         Section 5.2.

         "Parent  Documented  Expenses"  has the  meaning  assigned  thereto  in
         Section 7.5(b).

         "Paying Agent" has the meaning assigned thereto in Section 2.2(a).

         "Permit" means any Federal, state, local and foreign governmental approval, authorization, certificate, filing, franchise, license, notice, permit or right.

         "Permitted Liens" means (i) Liens for Taxes which are not yet due or delinquent or which are being contested in good faith, (ii) carriers', warehousemen's, mechanics', materialmen's or other like Liens arising in the ordinary course of business and securing obligations that are not due or which are being contested in good faith, (iii) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business and (iv) Liens or other imperfections of title which, individually or in the aggregate, do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole.

         "Person" means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, labor union, estate, trust, unincorporated organization or other entity, including any Governmental Entity.

         "Product" means any product designed, manufactured, shipped, sold, marketed, distributed and/or otherwise introduced into the stream of commerce by or on behalf of the Company or any of its Subsidiaries, including, without limitation, any product sold in the United States by the Company or any of its Subsidiaries as the distributor, agent, or pursuant to any other contractual relationship with a non-U.S. manufacturer.

         "Proxy Statement" has the meaning assigned thereto in Section 1.4.

         "Real Property" has the meaning assigned thereto in Section 3.15.

         "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including, without limitation, ambient air, surface water, groundwater, and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, ground, water or property.

         "Representative" means, with respect to any Person, such Person's officers, directors, employees, agents and representatives (including any investment banker, financial advisor, accountant, legal counsel, agent, representative or expert retained by or acting on behalf of such Person or its Subsidiaries).

         "SEC" means the United States Securities and Exchange Commission or any successor agency.

         "SEC Documents" has the meaning assigned thereto in Section 3.5.

         "Secretary of State" means the Secretary of State of the State of Delaware.

         "Section 203 Approval" has the meaning assigned thereto in Section 3.4.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Shares" has the meaning assigned thereto in the recitals.

         "Significant Subsidiaries" has the meaning assigned thereto in Rule 1-02 of Regulation S-X of the SEC.

         "Special Meeting" has the meaning assigned thereto in Section 1.4.

         "Subsidiary"  means,  with  respect  to any  Person,  any  corporation, partnership, joint venture or other entity, whether incorporated or unincorporated, of which such Person or any other Subsidiary of such Person (i) owns, directly or indirectly, 50% or more of the outstanding voting securities or equity interests, (ii) is entitled to elect at least a majority of the Board of Directors or similar governing body, or (iii) is a general partner (excluding such partnerships where such Person or any Subsidiary of such Person do not have a majority of the voting interests in such partnership).

         "Superior Proposal" means an unsolicited bona fide proposal by a Third Party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than a majority of the Shares then outstanding or all or substantially all of the assets off the Company, and otherwise on terms which the Board of Directors of the Company determines in good faith to be more favorable to the Company's stockholders by more than one hundred ten percent (110%) than the Merger, based on advice of the Company's independent financial advisor, for which financing, to the extent required, is then committed or which, in the good faith reasonable judgment of the Board of Directors of the Company, based on advice from the Company's independent financial advisor, is reasonably capable of being financed by such Third Party and which, in the good faith reasonable judgment of the Board of Directors of the Company, is reasonably capable of being consummated within a period of time not materially longer in duration than the period of time reasonably believed to be necessary to consummate the Merger.

         "Surviving  Corporation"  means  Bridgeport  Machines,  Inc.  after the
          Merger.

         "Takeover Proposal" means any bona fide proposal or offer, whether in writing or otherwise, from any Person other than Parent, Merger Sub or any affiliates thereof (a "Third Party") to acquire beneficial ownership (as defined under Rule 13(d) of the Exchange Act) of all or a material portion of the assets of the Company and its Subsidiaries, taken as whole, or 50% or more of any class of equity securities of the Company pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer, exchange offer or similar transaction with respect to the Company, including any single or multi-step transaction or series of related transactions, which is structured to permit such Third Party to acquire beneficial ownership of any material portion of the assets of the Company and its Subsidiaries, taken as a whole, or 50% or more of the equity interest in the Company.

         "Taxes" mean any Federal, state, local or foreign net income, gross income, receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer, stamp or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any Governmental Entity.

         "Tax Returns" mean all returns, reports, or statements required to be filed with any Governmental Entity with respect to any Tax (including any attachments thereto), including, without limitation, any consolidated, unitary or similar return, information return, claim for refund, amended return or declaration of estimated Tax.

         "Termination Fee" has the meaning assigned thereto in Section 7.5(c).

         "Textron  Agreements"  has the  meaning  assigned  thereto  in  Section
         3.13(i).

         "Textron Letter Agreement" has the meaning assigned thereto in Section 6.2(i).

         "Third Party" has the meaning assigned thereto in this Section 8.13.

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
         "Transactions" mean this Agreement and the transactions contemplated hereby, including the Merger.

         "Transaction  Financing"  has the meaning  assigned  thereto in Section
         5.10.

         "Transfer Taxes" has the meaning assigned thereto in Section 5.6.

         "Year 200  Compliant"  has the  meaning  assigned  thereto  in  Section
         3.25(c).



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
         IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                 GOLDMAN INDUSTRIAL GROUP, INC.

                                 By: /s/ Gregory I. Goldman
                                    -----------------------
                                 Name:  Gregory I. Goldman
                                 Title:    President and Chief Executive Officer


                                 BRONZE ACQUISITION CORP.


                                 By: /s/ Gregory I. Goldman
                                    -----------------------
                                 Name:  Gregory I. Goldman
                                 Title:    President and Chief Executive Officer


                                 BRIDGEPORT MACHINES, INC.

                                 By: /s/ Dan L. Griffith
                                    --------------------
                                 Name:  Dan L. Griffith
                                 Title:    President and Chief Executive Officer





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